[GILBERT LAUSTSEN JUNG ASSOCIATES LTD. LETTERHEAD]

                                                                    Exhibit 23.5





                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS





We hereby consent to the use of our name in the "Business" and "Experts" sections of the Registration Statement on Form S-1 (the "Registration Statement") of MarkWest Energy Partners, L.P. and in any amendments or supplements to the Registration Statement.



                                        Yours very truly,


                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.


                                        /s/ Wayne W. Chow
                                        ------------------------
                                        Wayne W. Chow, P. Eng.
                                        Vice-President


Calgary, Alberta
Date: January 25, 2002